Exhibit 4.20

                           WARRANT EXCHANGE AGREEMENT


     This WARRANT EXCHANGE AGREEMENT, dated as of March 1, 2001 (this "Agreement"), by and between WINTER HARBOR, LLC, a Delaware limited liability company (the "Holder" or "Winter Harbor") and I-LINK, INCORPORATED, a Florida corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Holder proposes to transfer to the Company and the Company proposes to acquire from Holder all of the warrants to purchase equity securities of the Company beneficially owned by Holder; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

         ARTICLE I. AUTHORIZATION AND EXCHANGE OF THE OWNED SECURITIES

     1.1 Exchange of Owned Securities. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), the Holder shall assign, transfer, convey and deliver to the Company, and the Company shall be obligated to acquire from the Holder on the terms described herein, the "Owned Securities," as that term is defined in Section 6.1 hereof.

                     ARTICLE II. CONSIDERATION AND CLOSING

     2.1 Consideration. The aggregate consideration for the Owned Securities to be purchased at the Closing shall be 5,000,000 shares of common stock of the Company (the "Consideration" or the "Company Stock").

     2.2 Closing Date. The closing of the acquisition of the Owned Securities provided for in Section 1.1 hereof (the "Closing") shall take place at 3:30 p.m. Eastern Standard Time on March 1, 2001 at the offices of the Company on the date hereof.

                     ARTICLE III. REPRESENTATIONS OF HOLDER


     Holder, subject to the provisions of Section 3.9, represents and warrants to the Company as follows:

     3.1 Organization and Authority. Holder is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     3.2 Authorization and Binding Obligation. Holder has full power and authority to execute and deliver this Agreement and the assignment described in
Section 5.1 (this Agreement, together with the assignment being hereinafter referred to, collectively, as the "Holder Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Holder of this Agreement and each other Holder Document have been duly authorized by all necessary action on behalf of the Holder. This

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Agreement has been,  and each other Holder  Documents will be at or prior to the
Closing, duly executed and delivered by the Holder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Holder Document when so executed and delivered will constitute, legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.3 Ownership of Owned Securities. Except as otherwise provided in this Agreement, Holder owns of record and beneficially the Owned Securities listed as owned by it on Exhibit A, free and clear of any lien, pledge, or other security interest or encumbrance (other than any restrictions under securities laws and restrictions under this Agreement and the I-Link Shareholders Agreement and other than those arising out of the Red Cube AG Claims or the Red Cube AG Securities Purchase Agreement (as hereinafter defined). Holder is not a party to any option, warrant, purchase right, or other contract or commitment that requires Holder to sell, transfer, or otherwise dispose of any Owned Securities (other than this Agreement and the I-Link Shareholders Agreement and other than those arising out of the Red Cube AG Claims or the Red Cube AG Securities Purchase Agreement), and, following Closing, the Company will have all rights to title to the Owned Securities being acquired.

     3.4 Absence of Conflicting Agreements; Consents. To the knowledge of Holder the execution, delivery, and performance by Holder of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the limited liability company agreement or certificate of formation of Holder, each as currently in effect; (c) will not conflict with, result in a breach of, or constitute a default under any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license, or permit to which Holder is a party or by which Holder may be bound.


     3.5 Investment. Holder is acquiring the Consideration for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the same; and, except as contemplated by this Agreement or the Securities Purchase Agreement by and between Holder and Counsel Communications, LLC, Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").


     3.6 Experience. Holder has made detailed inquiries concerning the Company, its business and its personnel; the officers of the Company have made available to such Holder any and all written information which it has requested and have answered to such Holder's satisfaction all inquiries made by such Holder; and such Holder has sufficient knowledge and experience in finance and business that

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it is  capable  of  evaluating  the risks and  merits of its  investment  in the
Company and such Holder is able financially to bear the risks thereof. Holder understands that unless the offer and sale of the Consideration are registered pursuant to the Securities Act, or an exemption from registration is available, Holder will not be able to sell the Consideration.. Except as required by
Section 6.5, Holder understands that the Company has no present intention of registering the Consideration.


     3.7 Investment Representations. Holder understands that the offer and sale of the Consideration has not been registered under the Securities Act. Holder also understands that the Consideration is being offered and sold pursuant to an exemption from registration pursuant to the Securities Act.


     3.8 Litigation. Other than any legal proceeding with Red Cube International AG ("Red Cube AG"), there are no legal proceedings pending or, to the knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby. Nothing in this Agreement shall be construed to assign, affect, or release any claim, right of recovery or amounts due to the Company from Red Cube AG, KPR Finanz-Und Verwlatungs AG ("KPR") or any of their respective parent entities, subsidiaries, affiliates, officers, directors, shareholders, agents or employees or any person or entity acting in concert therewith (the "Red Cube Affiliates"). Winter Harbor shall, at the Company's sole expense, render all reasonable assistance in the prosecution of any claims by the Company against Red Cube AG, KPR or the Red Cube AG Affiliates.

     3.9 Exclusion. The Company has been apprised of that certain Securities Purchase Agreement by and among the Holder, KPR and Red Cube, dated August 30, 2000 (as amended, the "Red Cube AG Securities Purchase Agreement"), the Holder's termination thereof and Red Cube and KPR's allegation regarding their purported rights to the Covered Securities pursuant thereto. No representation, warranty or statement, express or implied, made by or on behalf of the Holder shall be deemed to be false or misleading or shall form the basis of any claim against the Holder, its directors, officers, agents or shareholders as a result of any claim of any kind or nature made by or on behalf of Red Cube, KPR or their respective Affiliates, officers, directors, agents, employees, creditors or shareholders (a "Red Cube Claim").

           ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to Holder that:

     4.1 Authorization of Agreement. The Company has full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated hereby and thereby (this Agreement, together with such other agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each other Company Document have been duly authorized by all necessary action on behalf of the Company. This Agreement has been, and each other Company Documents will be at or prior to the Closing, duly

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executed  and  delivered  by the Company and  (assuming  the due  authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Company Document when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws
affecting  creditors'  rights  and  remedies  generally,   and  subject,  as  to
enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.2 Conflicts;  Consents of Third Parties.  No consent,  waiver,  approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof.

     4.3 Litigation. There are no legal proceedings pending or, to the knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.


     4.4 Red Cube Litigation. Nothing in this Agreement shall be construed to assign, affect, or release any claim, right of recovery or amounts due to Winter Harbor from Red Cube AG, KPR or any of their respective parent entities, subsidiaries, affiliates, officers, directors, shareholders, agents or employees or any person or entity acting in concert therewith (the "Red Cube AG Defendants"). The Company shall, at Winter Harbor's sole expense, render all reasonable assistance in the prosecution of any claims by Winter Harbor against Red Cube AG, KPR or the Red Cube AG Defendants.


     4.5 Absence of Conflicting Agreements; Consents. To the knowledge of the Company the execution, delivery, and performance by the Company of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Articles of Incorporation or Bylaws of the Company, each as currently in effect; (c) will not conflict with, result in a breach of, or constitute a default under any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license, or permit to which the Company is a party or by which the Company may be bound.


     4.6 Company Stock. The Company Stock issued hereunder is fully paid, validly issued and nonassessable and is free and clear of any lien, pledge or other security interest or encumbrance (other than any restrictions under the securities laws). Following Closing, Holder will have all rights to title to the Company Stock. Attached hereto as Exhibit A is an accurate description of the warrants issued by the Company to Holder.

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                      ARTICLE V. DOCUMENTS TO BE DELIVERED

     5.1 Deliveries by the Holder to the Company at the Closing. At Closing, Holder shall deliver, or shall cause to be delivered, to the Company certificates representing the Owned Securities (to the extent such Owned Securities are certificated), together with duly executed assignments separate from certificate in form and substance sufficient to effectuate the transfer of the Owned Securities to the Company, free and clear of any lien, pledge or other security interest or encumbrance (other than any restrictions under the securities laws and restrictions under this Agreement and the I-Link Shareholders Agreement and other than the Red Cube AG Claims).

     5.2 Deliveries by the Holder to the Company Prior to Closing. On or before 3:15 p.m. Eastern Standard Time on March 1, 2001, Holder shall deliver, or shall cause to be delivered, to the Company duly executed instruments effecting the conversion of all convertible debt issued by the Company and beneficially owned by the Holder (the "Convertible Debt"), which is convertible into 4,122 shares of Series M Preferred Stock, in accordance with the documents and instruments governing the Convertible Debt.

     5.3 Deliveries by the Company at the Closing. The Company shall have delivered, or cause to be delivered, to Holder an irrevocable instruction letter addressed to the Company's transfer agent, instructing such transfer agent to issue certificates representing the Consideration free and clear of any lien, pledge or other security interest or encumbrance (other than any restrictions under the securities laws) to the Holder within three (3) business days of the date of this Agreement. The Company hereby covenants with the Holder that such certificates shall be delivered to Holder within three (3) business days. Each certificate representing the Consideration shall be stamped or otherwise imprinted with the following legend:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
     TRANSFERRED, AND THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES, EXCEPT (A) IF REGISTERED UNDER THE ACT, (B) PURSUANT TO RULE 144 UNDER THE ACT OR (C) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

     5.4 Conversion of Owned Securities at Closing. Effective at the time of Closing, all of the Owned Securities shall automatically terminate, and become null and void, without the necessity of any further action by any party hereto.

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                           ARTICLE VI. MISCELLANEOUS

     6.1 Certain Definitions.

     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 6.1:

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Owned Securities" means all of the warrants to purchase equity securities of the Company beneficially owned by Holder, including warrants to purchase equity securities of the Company that will be issued by the Company upon the Holder's conversion of any convertible debt pursuant to Section 5.2 hereof, and prior to the Closing contemplated by Sections 5.1 and 5.3 hereof.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     6.2 Survival of Representations and Warranties; Covenants.


     (a) Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, through the period until the applicable statute of limitations is reached.


     (b) Covenants. All covenants and agreements of the parties herein shall survive the consummation of the transactions contemplated hereby.

     6.3 Specific Performance. Each of the Company and Holder acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Company and/or the Holder and that the Company and/or the Holder will not have an adequate remedy at law. Therefore, the obligations under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     6.4 Other Assurances. The Holder and the Company each agree to execute and deliver such other documents or agreements and to take such other action as may be necessary for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     6.5 Submission to Jurisdiction; Consent to Service of Process.


     (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that

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all claims in respect of such  dispute or any suit,  action  proceeding  related thereto may be heard and determined in such courts. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY A JURY. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.9 hereof.

     6.6 Demand Registration. For a period of 18 months following the release to Holder of the Company Stock from escrow pursuant to the Escrow Agreement to be entered into by and among Holder, Counsel Communications LLC (U.S.), and the escrow agent named therein, Holder shall have the right to demand and the Company shall, at its expense, register the Company Stock pursuant to a shelf registration statement. Such registration statement shall remain effective for twelve (12) months..

     6.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Company and the Holder.

     6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to their conflict of laws principles.

     6.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision).


                  If to the Holder:

                  Winter Harbor, LLC
                  11400 Skipwith Lane
                  Potomac, Maryland  20854-1639
                  Attention:  Ralph W. Hardy, Jr.

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                  With a copy to:

                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Avenue, NW
                  Suite 800
                  Washington, DC  20036-6802
                  Attention:  David D. Wild
                  Facsimile:  (202) 776-2222

                  If to the Company, to:

                  I-Link, Incorporated
                  13751 S. Wadsworth Park Drive
                  Suite 200
                  Draper, UT 84020
                  Attention:     John W. Edwards, Chairman and
                                 Chief Executive Officer
                  Facsimile:     (801) 576-5000

                  With a copy to:

                  De Martino Finkelstein Rosen & Virga
                  1818 N Street, N.W.
                  Suite 400
                  Washington, DC 20036
                  Attention:     Ralph V. De Martino, Esq.
                  Facsimile:     (202) 659-1290


     9.12 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.


     9.13 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.


     9.14 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



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                           WARRANT EXCHANGE AGREEMENT

                                 SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                       THE HOLDER

                                       WINTER HARBOR, LLC
                                       By:    First Media, L.P., its sole member
                                              and manager
                                       By:    First  Media   Corporation,   its
                                              sole  general partner


                                       By: /s/Ralph W. Hardy
                                          --------------------------------------
                                          Name: Ralph W. Hardy
                                               ---------------------------------
                                          Title: Secretary
                                                --------------------------------





                                       THE COMPANY

                                       I-LINK, INCORPORATED


                                       By:/s/John W. Edwards
                                          --------------------------------------
                                          Name: John W. Edwards
                                               ---------------------------------
                                          Title: Chief Executive Officer
                                                --------------------------------

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